Calculation of Filing Fee Tables
S-8
Navient Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	32,261,183	$ 8.46	$ 272,929,608.18	0.000087	$ 23,744.88
Total Offering Amounts:						$ 272,929,608.18		$ 23,744.88
Total Fee Offsets:								$ 16,529.81
Net Fee Due:								$ 7,215.07
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) 7,338,831 shares issuable pursuant to the Navient Holdings, Inc. 2024 Omnibus Incentive Plan, 1,000,000 shares issuable pursuant to the Navient Holdings, Inc. 2014 Omnibus Incentive Plan, 1,422,352 shares issuable pursuant to the Navient Holdings, Inc. Employee Stock Purchase Plan, 1,000,000 shares issuable and the Registrant's unsecured obligation to pay deferred compensation in the future pursuant to the Navient Holdings, Inc. Deferred Compensation Plan, 500,000 shares issuable and the Registrant's unsecured obligation to pay deferred compensation in the future pursuant to the Navient Holdings, Inc. Deferred Compensation Plan for Directors Plan, 20,000,000 shares issuable pursuant to the Navient Corporation 401(k) Savings Plan and 1,000,000 shares issuable and the Registrant's unsecured obligation to pay deferred compensation in the future pursuant to the Navient Corporation Supplemental 401(k) Savings Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on October 27, 2026. (4) As set forth in Table 2 below, Navient Corporation, a Delaware corporation ("Navient"), previously paid registration fees of $16,529.81 associated with certain unsold securities from Navient's registration statement on Form S-8 (File No. 333-279739) filed on May 28, 2024 (the "Prior Registration Statement"). Navient has terminated the offering of such unsold and unissued securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offset the registration fee due under this Registration Statement by $16,529.81.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Navient Corporation	S-8	333-279739	05/28/2024		$ 16,529.81	Equity	Common Stock, $0.01 par value per share	7,338,831	$ 111,990,561.06
Fee Offset Sources	2	Navient Corporation	S-8	333-279739		05/28/2024						$ 16,529.81
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Navient previously paid registration fees of $16,529.81 associated with certain unsold and unissued securities from the Prior Registration Statement. Navient has terminated the offering of such unsold and unissued securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee due under this Registration Statement by $16,529.81.

Offset Note
[2]	Navient previously paid registration fees of $16,529.81 associated with certain unsold and unissued securities from the Prior Registration Statement. Navient has terminated the offering of such unsold and unissued securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee due under this Registration Statement by $16,529.81.